855 Putnam Arizona Tax Exempt Income Fund
11/30/04 semiannual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended Month day, year, Putnam Management
has assumed $4,180 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 		Class A 	1,884
		Class B 	318

72DD2		Class M 	26


73A1		Class A		0.1929
		Class B 	0.1626

74A2		Class M 	0.1793


74U1		Class A	9,327
		Class B 	1,757

74U2		Class M 	147


74V1		Class A 	9.26
		Class B 	9.25

74V2		Class M 	9.28